Exhibit 10.4

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is entered into as of March 24, 2008 by and among Pokertek, Inc., a North Carolina corporation (the “Company”), and the persons (such persons collectively, the “Purchasers”) listed on the attached Annex I (the “Schedule of Purchasers”). The investment amounts of the Purchasers are referenced on the Schedule of Purchasers.

WHEREAS, the Company desires to enter into this Agreement with the Purchasers to sell and issue secured promissory notes in substantially the form attached hereto as Exhibit A (the “Notes”); and

WHEREAS, the Notes are to be secured by a Security Agreement substantially in the form of Exhibit B attached hereto (the “Security Agreement”); and

WHEREAS, the Purchasers desire to enter into this Agreement to acquire the Notes on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows.

ARTICLE I
PURCHASE, SALE AND TERMS

Section 1.01. The Notes. The Company has authorized the issuance and sale to the Purchasers of the Company’s 13% Notes in the aggregate principal amount of up to $3,000,000. The Purchasers have agreed to purchase said Notes in the initial amount of $2,000,000. The Purchasers are under no obligation to purchase and the Company is under no obligation to issue additional Notes in excess of the initial $2,000,000 amount. In the event the Company agrees to issue and the Purchasers agree to purchase an additional $1,000,000 in Notes at a subsequent date (the “Additional Notes”), such Additional Notes will be subject to this Agreement, and the Additional Notes shall be allocated in the same percentage amount as the initial $2,000,000 in Notes unless the Purchasers otherwise agree.

Section 1.02. Purchase and Sale of Notes. On the date hereof, the Company agrees to issue and sell to the Purchasers, and the Purchasers agree to purchase Notes in the aggregate principal amount set forth opposite their name on the Schedule of Purchasers (the “Purchase Amount”). Each Purchaser shall tender the Purchase Amount to the Company by wire transfer and execute and deliver a copy of this Agreement and the Security Agreement. The Company shall execute and deliver to each Purchaser a copy of this Agreement, the Security Agreement and the applicable Note.

Section 1.03. Registration of Notes. The Company shall maintain a register of the Notes to record therein the name and address of the registered holder thereof, instructions for notices and payments of principal and interest, and other information for transfers or exchanges of the Notes. No transfer of a Note shall be valid unless made by the registered holder and the registered holder shall be deemed the owner thereof for purposes of this Agreement, including payment of principal and interest therein. Notwithstanding anything in this Section 1.03, the transfer of any Note or shall be subject to the restrictions on transfer set forth therein.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, as of the date hereof and as of the date of the closing of its respective purchase of Notes as follows:

Section 2.01. Investment Representations. It is its present intention to acquire the Notes which it may receive pursuant to this Agreement, for its own account and that each such Note is being and will be acquired by it for the purpose of investment and not with a view to distribution or resale. The Purchaser warrants and agrees that he will not sell or transfer any such Note without registration under applicable federal and state securities laws, or the availability of appropriate exemptions therefrom. The Purchaser agrees that each such Note will bear a restrictive legend or legends stating that the same has not been registered under applicable federal and state securities laws and referring to restrictions on its transferability and sale.

Section 2.02. Knowledge, Experience and Due Diligence. The Purchaser acknowledges that he is a sophisticated investor and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of this investment and has substantial experience in making investment decisions of the type contemplated hereby. The Purchaser can bear the economic risks of this investment, can afford a complete loss of his investment and has no present need for liquidity in conjunction with the purchase of the Notes. During the course of this transaction and prior to the sale of the Notes hereunder, the Purchaser acknowledges that he has had the opportunity to ask questions of, and has received satisfactory answers from, management of the Company concerning the terms and conditions of this investment and the business and operations of the Company.

Section 2.03. Accredited Investor. The Purchaser meets the criteria of an “accredited investor” as defined in Rule 501 of Regulation D adopted under the Securities Act of 1933, as amended.

Section 2.04. Residency. In state of such Purchaser’s residency is correctly set forth on Annex I attached hereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as of the closing of each sale of Securities as follows:

Section 3.01. Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, conditions (financial or otherwise), properties, assets or results of operations of the Company (a “Material Adverse Effect”).

Section 3.02. Corporate Action. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the (i) authorization, execution, delivery and performance of this Agreement and the Security Agreement by the Company; and (ii) authorization, sale, issuance and delivery of the Securities contemplated hereby and the performance of the Company's obligations hereunder has been taken. This Agreement and the Security Agreement have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Notes, when issued and fully paid for in accordance with the terms of this Agreement, will be validly issued.

Section 3.03 Insurance. The Company maintains fire, casualty and liability, directors and officers and other insurance policies considered customary in the Company’s business and such policies are in full force and effect.

Section 3.04. No Conflict; Governmental Consents.

(a) Except as would not reasonably be expected to have a Material Adverse Effect, the execution and delivery by the Company of this Agreement and the Security Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the articles of incorporation or by-laws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

(b) No consent, approval, authorization or other order of any governmental authority or other third party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the Security Agreement or with the authorization, issue and sale of the Notes, except as has been obtained or such filings as may be required to be made with the United States Securities and Exchange Commission and with any state or foreign blue sky or securities regulatory authority relating to an exemption from registration thereunder.

Section 3.05. Title to Properties and Assets. The Company has good and marketable title to its properties and assets (except properties and assets held under leases) in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) the lien of current taxes not yet due and payable, and (b) possible minor liens and encumbrances that do not in any case, either individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company, or that have not arisen other than in the ordinary course of business. The property and assets held under any lease by the Company are held by each under leases that remain in force, and there exists no default or other occurrence or condition that could result in a default or termination thereunder.

Section 3.06. Taxes. The Company has accurately prepared and timely filed all United States income tax returns and all state and municipal tax returns that are required to be filed by it, if any, and has paid or made provision for the payment of all taxes, if any, that have become due pursuant to such returns. No deficiency assessment or proposed adjustment of the Company’s United States income tax or state or municipal taxes is pending and there is no liability as of the date hereof for any tax for which there is not an adequate reserve reflected in the Financial Statements. All federal, state, local and foreign franchise, sales, use, occupancy, excise, withholding and other taxes and assessments (including interest and penalties) payable by, or due from, the Company have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Company. No examination of any tax return of the Company is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company.

Section 3.8. Disclosure. No representation or warranty made by the Company in this Agreement, nor any financial statement, certificate, schedule, exhibit or other document prepared and/or furnished by the Company or its representatives pursuant hereto or pursuant to the Purchaser’s due diligence requests contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were furnished.

ARTICLE IV
GENERAL PROVISIONS

Section 4.01. Miscellaneous. No failure or delay on the part of any party in exercising any right, power or remedy hereunder or under the Notes shall operate as a waiver thereof. The waiver by any party of a breach of any provision of this Agreement, the Security Agreement, or the Notes shall not operate or be construed as a waiver of any subsequent breach. This Agreement, the Security Agreement, and the Notes constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all proposals and agreements, whether written or oral, and all other communications between the parties relating to the subject matter of this Agreement, the Security Agreement, and the Notes. The invalidity, illegality or unenforceability of any provision of this Agreement, the Security Agreement, or the Notes shall in no way affect the validity, legality or enforceability of any other provision. This Agreement, the Security Agreement, and the Notes shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective successors and assigns. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, at the addresses set forth in the Company’s records. This Agreement, the Security Agreement, and the Notes shall be governed by and construed in accordance with the internal laws of the State of North Carolina, without regard to conflict of laws provisions. This Agreement may be amended by the written agreement of the Company and the holders of Notes representing at least three-fourths (3/4) note holders.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as an instrument under seal and as of the date first above written.

POKERTEK, INC.

March 24, 2008	By:	/s/ Chris Halligan
	Name:	Chris Halligan
	Title:	Chief Executive Officer

PURCHASERS:

/s/ Lyle Berman
Lyle Berman

/s/ Gehrig White
Gehrig White

/s/ James Crawford
James Crawford

/s/ Arthur Lomax
Arthur Lomax

{Signature Page to Note Purchase Agreement}

Annex I

Schedule of Purchasers

Name and Address of Purchaser	Initial Commitment Amount

Lyle Berman	$500,000

Gehrig White	$500,000

James Crawford	$500,000

Lee Lomax	$500,000

TOTAL	$2,000,000

Exhibit A

[FORM OF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THIS NOTE MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

THIS NOTE HAS BEEN ISSUED UNDER AND IS SUBJECT TO THE TERMS AND PROVISIONS OF THE NOTE PURCHASE AGREEMENT DATED AS OF MARCH [XX], 2008, AMONG POKERTEK, INC. (THE “COMPANY”) AND THE INVESTORS PARTY THERETO, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME.

POKERTEK, INC.
SECURED PROMISSORY NOTE

$2,000,000.00	March [xx], 2008

1. Principal. POKERTEK INC., a North Carolina corporation (the “Company”), for value received, hereby promises to pay to the order of Lyle Berman, Gehrig White, James Crawford, and Arthur Lomax (collectively, and in equal proportion, “Holder”) in lawful money of the United States of America at the address for notices to Holder set forth below, the principal amount of 2,000,000, together with interest as set forth below.

2. Interest and Maturity. The Company promises to pay interest on the unpaid principal amount from the date hereof until such principal amount is paid in full at the rate of thirteen percent (13%) per annum. Interest from the date hereof shall be computed on the basis of a 365-day year, compounded annually. Unless prepaid earlier as set forth below, all unpaid principal and unpaid accrued interest on this Note shall be due and payable on March 21, 2010 (the “Maturity Date”). This Note is being issued pursuant to, and is subject to the terms of, that certain Note Purchase Agreement among the Company, the Holder and the Purchasers listed on Exhibit A thereto, dated as of March 21, 2008 (the “Purchase Agreement”), and that certain Security Agreement between the Company and the Secured Parties (as defined therein) dated March 21, 2008 (the “Security Agreement”). In the event of any conflict between this Note and the Purchase Agreement, the terms of this Note will control. The assets of the Company defined as “Collateral” in the Security Agreement shall serve as security for repayment of this Note, as further described in the Security Agreement. Terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

3. Prepayment. All unpaid principal and unpaid accrued interest of this Note may be prepaid, in whole or in part, at any time in the discretion of the Company without any prepayment penalty or charge. Any prepayment of this Note will be credited first against accrued interest, then principal. Upon payment in full of the amount of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

4. Notices. Any notice, other communication or payment required or permitted hereunder shall be given in writing and shall be deemed effectively given as provided in the Purchase Agreement.

6. Defaults and Remedies.

6.1 Events of Default. An “Event of Default” shall occur hereunder if:

(i) the Company shall default in the payment of any interest or principal on this Note, when and as the same shall become due and payable (and such default is not cured within 15 business days); or

(ii) the Company shall default in the due observance or performance of any covenant, representation, warranty, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement or Security Agreement, and such default is not remedied or waived within the time periods permitted therein, or if no cure period is provided therein, within thirty (30) days after the Company receives notice of such default; or

(iii) any representation, warranty, certification or statement made by or on behalf of the Company in the Purchase Agreement or Security Agreement shall have been incorrect in any material respect when made; or

(iv) if the Company shall commence any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; or

(v) if such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within sixty (60) days after its commencement.

6.2 Acceleration. If an Event of Default occurs under Section 6.1(iv) or (v), then the outstanding principal of and accrued and unpaid interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Holder, by written notice to the Company, may declare the principal of and interest on this Note to be due and payable immediately. Upon any such declaration of acceleration, the Maturity Date shall be deemed to be the date of such acceleration and such principal and interest shall become immediately due and payable and the Holder shall be entitled to exercise all of its rights and remedies hereunder and under the Purchase Agreement and Security Agreement whether at law or in equity. The failure of the Holder to declare the Note due and payable shall not be a waiver of its right to do so, and the Holder shall retain the right to declare the Note due and payable unless it shall execute a written waiver.

7. Waiver of Notice of Presentment. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

8. Non-Waiver. The failure of the Holder to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date. No exercise of the rights and powers granted in or held pursuant to this Note by the Holder, and no delays or omissions in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

9. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of North Carolina, without regard to the conflicts of laws or choice of law provisions thereof.

10. Amendment. Any term of this Note may be amended only with the written consent of the Company and at least three-quarters of the holders of the Notes (3/4). Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each holder of Notes, each future holder of all such Notes and the Company, and the Company shall promptly give notice to all holders of outstanding Notes of any amendment or waiver effected in accordance with this Section 10.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

This Note is hereby issued by the Company as of the year and date first above written.

POKERTEK, INC.

By:	/s/
Name: Chris Halligan
Title: Chief Executive Officer

Lyle Berman

Gehrig White

James Crawford

Arthur Lomax

Exhibit B

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of March 24, 2008 and entered into between Pokertek, Inc., a North Carolina corporation (“Grantor”), and the entities set forth on the Schedule of Secured Parties attached hereto (each a “Secured Party” and collectively, the “Secured Parties”).

PRELIMINARY STATEMENTS

A. Pursuant to the terms of that certain Note Purchase Agreement between Grantor and the Secured Parties (the “Purchase Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), the Secured Parties have agreed initially to lend an aggregate of $2,000,000 to the Grantor, and may, but are not obligated to, loan an additional $1,000,000 to the Grantor (collectively, the “Loan”).

B. The Loan is to be evidenced by Secured Promissory Notes, executed by Grantor and made payable to each of the respective Secured Parties (the “Notes” and, together with this Agreement, the Purchase Agreement, and each of the other agreements and documents contemplated herein and therein, the “Loan Documents”).

C.  As a condition precedent to the Closing under the Purchase Agreement, the Secured Parties have required Grantor to grant, and Grantor has agreed to grant, the Secured Parties a continuing security interest (subject to Permitted Liens (as hereinafter defined)) in and to the Collateral (as hereinafter defined) of Grantor to secure Grantor’s obligations to the Secured Parties under the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Parties to enter into the Loan Documents, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with the Secured Parties as follows.

SECTION 1. Grant of Security.

Grantor hereby assigns to the Secured Parties, and hereby grants to the Secured Parties, a security interest in, all of Grantor’s right, title and interest in and to all of those items set forth on Exhibit A attached hereto and incorporated herein by reference (collectively, the “Collateral”), in each case whether now or hereafter existing, whether tangible or intangible, or in which Grantor now has or hereafter acquires an interest and wherever the same may be located.

SECTION 2. Security for Obligations.

This Agreement is given to secure the due and punctual payment of the principal of and interest on the Notes (along with any penalties and/or adjustments to the amounts owed under the Notes thereunder) and the due and punctual performance of all other obligations under the Loan Documents, together with any extensions and renewals of the foregoing obligations (collectively the “Secured Obligations”).

SECTION 3. Grantor Remains Liable.

Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Parties of any of their rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) except in the roles as officers and/or directors of the Grantor, the Secured Parties shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Parties be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4. Representations and Warranties; Covenants.

Grantor represents and warrants and covenants as follows:

(a) Except for the security interest created by this Agreement and the Permitted Liens (as defined below), Grantor owns the Collateral free and clear of any encumbrance. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

For purposes of this Agreement, “Permitted Liens” means (i) any liens arising under this Security Agreement or any other Loan Documents; (ii) liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith; (iii) materialmen’s, mechanics’, warehousemen’s, carriers’, repairmen’s, artisans’, landlords’ or other similar liens arising in the ordinary course of business or by operation of law; or (iv) easements, reservations, rights-of-law, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not having a material adverse effect on Grantor’s business or assets.

(b) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any person is required for the grant by Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of the Agreement by Grantor.

(c) Grantor will not grant further security interests or allow the imposition of further liens on the Collateral other than encumbrances in favor of the Secured Parties and the Permitted Liens without the consent of the Secured Parties holding a majority of the Secured Obligations. The previous sentence notwithstanding, the Secured Parties agree to release the security interest set forth in this Agreement in the event that the Grantor determines that any having the Collateral available as a security interest is desirable for purposes of any subsequent financing activities.

SECTION 5. Further Assurances.

(a) Grantor agrees that from time to time, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Parties may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder with respect to any Collateral.

SECTION 6. Certain Covenants of Grantor.

Grantor shall:

(a) not use or permit any Collateral to be used unlawfully or in material violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(b) notify the Secured Parties of any change in Grantor’s name, identity or corporate structure within 30 days of such change;

(c) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; and

(d) maintain sole physical custody of the only original of each lease or other item of chattel paper constituting Collateral.

SECTION 7. Events of Default.Any one or more of the following shall constitute a default or event of default by Grantor hereunder (each, an “Event of Default”):

(a) failure of Grantor to observe or perform any material obligation, covenant, condition or term of this Agreement, the Notes, or any of the other Loan Documents; or

(b) any warranty or representation made or furnished to the Secured Parties by or on behalf of Grantor in connection with this Agreement or any of the other Loan Documents proves to have been false or misleading in any material respect when made or furnished; or

(c) any Event of Default under the Notes.

SECTION 8. Attorney-in-Fact.

Each Secured Party hereby appoints _______________ as collateral agent (the “Collateral Agent”) for the purposes of perfecting the Secured Parties’ security interests hereunder and for the purposes set forth in this Section 8. Grantor does hereby irrevocably make, constitute and appoint the Collateral Agent on behalf of all of the Secured Parties as its true and lawful attorney-in-fact (the “Power of Attorney”), with full power and authority to do any and all acts necessary or proper to carry out the intent of this Agreement including, without limitation, the right, power and authority (a) to enforce all rights of Grantor under and pursuant to any agreements with respect to the Collateral, all for the sole benefit of the Secured Parties; (b) to enter into and perform such arrangements as may be necessary in order to carry out the terms, covenants and conditions of this Agreement that are required to be observed or performed by Grantor; (c) to execute such other and further mortgages, pledges and assignments of the Collateral as the Secured Parties may reasonably require for the purpose of perfecting, protecting or maintaining the security interest granted to the Secured Parties by this Agreement; and (d) to do any and all other things necessary or proper to carry out the intent of this Agreement, and Grantor hereby ratifies and confirms that the party reflected above as such attorney-in-fact or its substitutes does by virtue of this Power of Attorney, which power is coupled with an interest and is irrevocable, until Grantor has paid in full the Secured Obligations and this Agreement is terminated. The person or entity charged with the foregoing Power of Attorney may be changed by the written approval of a majority in interest of the Secured Parties and, upon written notice thereof to Grantor, Grantor shall be bound thereby; provided, however, that any such newly appointed Power of Attorney shall be selected from the Secured Parties party to this Security Agreement.

SECTION 9. Remedies.

If the occurrence of any Event of Default shall have occurred and be continuing, any of the Secured Parties acting on its own behalf, or the Collateral Agent acting on behalf of all of the Secured Parties may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a secured party on default under the Uniform Commercial Code in the State of North Carolina (the “UCC”), and also may (a) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of any of the Secured Parties or upon the request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Secured Parties and make it available to the Secured Parties at a place to be designated by the Secured Parties that is reasonably convenient to both parties; (b) peacefully enter onto the property where any Collateral is located and take possession thereof with or without judicial process; (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Secured Parties deem appropriate; (d) peacefully take possession of any Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation; and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Parties’ offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Parties may deem commercially reasonable. The Secured Parties may be the purchaser of any or all of the Collateral at any such sale and the Secured Parties shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Secured Parties at such sale. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Parties shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

It is understood that each Secured Party shall have the right to pursue any or all of the remedies available hereunder without approval of any other Secured Party, subject to the application of proceeds set forth in Section 10 below.

SECTION 10. Application of Proceeds.

All proceeds received by the Secured Parties in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in the following order of priority:

FIRST:  to the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to the agents and counsel for the Secured Parties, and all other expenses, liabilities and advances made or incurred by the Secured Parties in connection therewith;

SECOND: to the payment of all other Secured Obligations on a pro rata basis to each Secured Party based upon the amount of the Notes owned by each such Secured Party and, as to obligations arising under the Loan Documents, as provided in such agreements; and

THIRD: any balance to Grantor.

SECTION 11. Continuing Security Interest; Transfer of Obligations; Termination.

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until terminated in accordance with the provisions of this Section or as the parties may otherwise agree, (b) be binding upon Grantor and its respective successors and assigns, and (c) inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their permitted successors, transferees and assigns. Grantor acknowledges and agrees that the number and amount of the Secured Obligations may fluctuate from time to time hereafter. Grantor expressly agrees that this Agreement and the security interest in the Collateral conveyed to the Secured Parties hereunder shall remain valid and in full force and effect, notwithstanding any such fluctuations and future payments. This Agreement shall terminate, and each Secured Party shall release its security interest in the Collateral (and shall execute any and all documents reasonably requested in connection with such release, which obligation shall survive such termination), upon the earlier of (a) payment in full by or on behalf of Grantor of all of the then outstanding Notes issued pursuant to the Purchase Agreement, or (b) mutual agreement.

SECTION 12. Amendments; Etc.

No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the holders of Notes representing a majority of the outstanding principal amount of the Loan and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Notwithstanding anything to the contrary in this Section 12, the Company shall be entitled to include additional Secured Parties as parties to this Agreement pursuant to the addition of additional purchasers of Notes pursuant to the Purchase Agreement, and to treat such parties as “Secured Parties” hereunder, by amending the Schedule of Secured Parties attached hereto and providing such amended Schedule of Secured Parties to the other parties to this Agreement.

SECTION 13. Notices.

Any notice or other communication herein required or permitted to be given shall be in writing and shall be deemed to have been given to the address provided in and as determined pursuant to the Purchase Agreement.

SECTION 14. Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of any of the Secured Parties in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 15. Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 16. Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 17. Governing Law; Terms; Rules of Construction.

THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NORTH CAROLINA.

SECTION 18. Counterparts.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, Grantor and the Secured Parties have caused this Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Grantor: POKERTEK, INC.

March 24, 2008	By:	/s/ Chris Halligan
Name: Chris Halligan
Title: Chief Executive Officer

Secured Parties:

/s/ Lyle Berman

Lyle Berman

/s/ Gehrig White

Gehrig White

/s/ James Crawford

James Crawford

/s/ Arthur Lomax

Arthur Lomax

{Signature Page to Security Agreement}

SCHEDULE OF SECURED PARTIES

Lyle Berman One Hughes Center Drive, Suite 606 Las Vegas, NV 89109
Gehrig White [Address]
James Crawford [Address]
Lee Lomax [Address]

EXHIBIT A

DESCRIPTION OF COLLATERAL

The Collateral consists of all of Grantor’s right, title and interest in and to the following assets:

The 155 PokerPro tables “in the field” owned by PokerTek as of December 31, 2007, and reasonably related peripherals thereto.